Premier Classic Art, Inc.
                               1158 Staffler Rd.
                             Bridgewater, NJ 08807
                        Ph 908-526-7388 Fax 908-595-0072

October 2, 2002

Franklin Green, Esq.
United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: PREMIER CLASSIC ART, INC. REVISED SCHEDULE 14C FILED JULY 16, 2002

Dear Mr. Green:

I am writing to inform you that Premier Classic Art, Inc. ("Premier") and Parentech, Inc. have terminated the transaction that prompted Premier to file the Schedule 14C Information Statement that you have reviewed. For that reason, Premier is withdrawing the Information Statement and will make no further responses to the SEC's comments regarding it.

The parties may enter into an agreement for a different transaction in the future. If the stockholders of Premier are required to vote on such a transaction, we will file a proxy statement or information statement, as appropriate.

The time and effort that you and other Commission staff have spent on this transaction to this point are appreciated. They will be very helpful to Premier in making sure that its future filings are appropriate and complete.

Sincerely,


/s/ Charles F. Trapp
--------------------
Charles F. Trapp
Chief Executive Officer